UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2024

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(844) 762-7723

(Registrant’s telephone number, including area code)

____________________________________________

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SOBR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Private Placement Transaction

On October 7, 2024, SOBR Safe, Inc., a Delaware corporation (the “Company”), entered into a private placement transaction (the “Private Placement”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) for aggregate gross proceeds of $8.2 million, before deducting fees to the placement agent and other expenses payable by the Company in connection with the Private Placement. The Company intends to use the net proceeds from the Private Placement for general corporate purposes and working capital. Aegis Capital Corp. (“Aegis”), acted as the exclusive placement agent for the Private Placement, which closed on October 9, 2024.

As part of the Private Placement, the Company issued an aggregate of 2,024,691 units (the “Units”) at a purchase price of $4.05 per unit, each Unit consisting of (i) one share of common stock, par value $0.00001 per share, of the Company (the “Common Stock”), or one pre-funded warrant (the “Pre-Funded Warrant”) in lieu thereof, (ii) two Series A Warrants, each to purchase one share of Common Stock at an exercise price of $3.80 per share (each a “Series A Warrant,” and collectively, the “Series A Warrants”), and (iii) one Series B Warrant to purchase such number of shares of Common Stock as will be determined on the Reset Date (as defined below) (each a “Series B Warrant,” and collectively, the “Series B Warrants,” the Series A Warrants and the Series B Warrants collectively, the “Warrants”).

The Pre-Funded Warrants

The Pre-Funded Warrants are immediately exercisable at an exercise price of $0.00001 per share of Common Stock and will not expire until exercised in full.

The Series A and Series B Warrants

The Series A Warrants will be exercisable at any time or times on or after the date Stockholder Approval (as defined in the Series A Warrant) is obtained, have an initial exercise price of $3.80 per share of Common Stock and a term of 5 years after the later of (a) the date the Company obtains the Stockholder Approval and (b) the earlier of (i) the Resale Effective Date (as defined in the Registration Rights Agreement (as defined below)) registering all of the Registerable Securities (as defined in the Registration Rights Agreement) or (ii) the date that the Registerable Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 or Rule 144A promulgated under the Securities Act of 1933 (the “Securities Act”), as amended, (or a successor rule thereto).

The Series B Warrants will be exercisable at any time or times on or after the date Stockholder Approval is obtained, have an initial exercise price of $0.00001 per share of Common Stock and will not expire until exercised in full.

The number of shares of Common Stock issuable under the Series B Warrants will be determined following the earliest to occur of: (i) the date on which a resale registration statement covering the resale of all Registrable Securities has been declared effective for 20 consecutive trading days, (ii) the date on which the Purchasers may sell the Registrable Securities pursuant to Rule 144 under the Securities Act for a period of 20 consecutive trading days, and (iii) twelve months and 20 days following the issuance date of the Series B Warrants (the “Reset Date”), in each case, pursuant to the lowest daily weighted average trading price of the shares of Common Stock during a period of 20 trading days, subject to a pricing floor of $0.76 per share of Common Stock (the “Floor Price”), such that, assuming the Floor Price, the maximum number of shares of Common Stock underlying the Series A Warrants and Series B Warrants would be an aggregate of approximately 4,049,381 shares and 8,764,783 shares, respectively.

The Company has undertaken to file a resale registration statement covering all of the Registrable Securities pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) entered into with the Purchasers. Pursuant to the Registration Rights Agreement, the Company shall file the resale registration statement within fifteen (15) trading days after the closing of the Private Placement, and the resale registration statement shall be effective within thirty (30) calendar days following the filing date (or, in the event of a full review by the United States Securities and Exchange Commission (the “SEC”), sixty (60) calendar days following the filing date).

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The exercise price and number of shares of Common Stock issuable upon exercise of the Series A Warrants are subject to adjustment upon future Dilutive Issuances and Share Combination Events (each as defined in the Series A Warrant); provided however, that the Base Share Price and Event Market Price (each as defined in the Series A Warrant) shall not be less than the Floor Price. Upon a Dilutive Issuance, the number of shares of Common Stock issuable upon exercise of the Series A Warrant shall be proportionately adjusted such that the aggregate exercise price of the Series A Warrant on the issuance date for the warrant shares then outstanding shall remain unchanged. Upon a Share Combination Event, the number of warrant shares issuable upon exercise of the Series A Warrant shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise.

Subject to the Stockholder Approval, following an adjustment to the Exercise Price as described above, if the adjusted Exercise Price would have been below the Floor Price but for limitation of the Floor Price itself, then within five (5) Trading Days after any adjustment to the Base Share Price or Event Market Price, as applicable, the Company shall make a payment (the “True-up Payment”) to the holder of the Series A Warrant for the economic difference between the Base Share Price or Event Market Price, as applicable, and the Floor Price in cash. The True-up Payment shall be calculated as follows: the difference between (A) the number of Warrant Shares that would be issued if the Exercise Price was reduced to the Base Share Price or Event Market Price, as applicable, without limitation of the Floor Price, minus (B) the number of Warrant Shares delivered using the Floor Price, multiplied by (C) the daily VWAP of the Ordinary Shares on the Trading Day before the date the True-up Payment is due. The aggregate of all True-up Payments shall be limited to not more than $1,640,000, distributed pro rata to Holders of the Warrants, based on the percentage of Warrants outstanding (as adjusted for forward and reverse share splits, recapitalizations, share dividends and the like).

The Series A Warrant also includes a reset feature, where, on the Reset Date, the exercise price shall be adjusted to equal the lower of (i) the exercise price then in effect and (ii) the Reset Price (as defined in the Series A Warrant) determined as of the date of determination. Upon such reset of the exercise price pursuant to the Series A Warrant, the number of warrant shares issuable upon exercise of the Series A Warrant shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the warrant shares then outstanding.

Placement Agent Agreement

The Company also entered into a placement agent letter of engagement agreement (the “Placement Agent Agreement”) with Aegis, dated October 7, 2024, pursuant to which Aegis agreed to serve as the exclusive placement agent for the Company in connection with the Private Placement. The Company agreed to pay Aegis a cash placement fee equal to 8.0% of the gross cash proceeds received in the Private Placement and to pay for expenses of the Aegis’ legal counsel up to an aggregate amount of $100,000. Pursuant to the Placement Agent Agreement, without the prior written consent of the Purchasers, the Company shall be subject to securities issuance restrictions as described in the Purchase Agreement.

Stockholders Meeting

Pursuant to the Purchase Agreement, the Company shall hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) at the earliest practicable date, but in no event later than sixty (60) days after the closing date of the Private Placement for the purpose of obtaining Stockholder Approval. Within ten (10) business days following the closing date of the Private Placement, the Company shall file with the SEC a preliminary proxy statement to request for the purpose of obtaining Stockholder Approval.

The foregoing description of the Purchase Agreement, Series A Warrant, Series B Warrant, Registration Rights Agreement, Pre-Funded Warrant and Placement Agent Agreement is qualified in its entirety by reference to the full text of those agreements, a form of each of which is filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

Concurrently with the Engagement Letter and the Purchase Agreement, on October 7, 2024, the Company and the Purchasers entered into a Registration Rights Agreement under which the Company must file an initial registration statement within certain time periods as set forth in the Registration Rights Agreement to register the shares of common stock purchased by the Purchasers and the shares underlying the Warrants.

The foregoing description of the Purchase Agreement, Series A Warrant, Series B Warrant and Registration Rights Agreement is qualified in its entirety by reference to the full text of those agreements, a form of each of which is filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

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 Item 3.02 Unregistered Sales of Equity Securities

The applicable information related to the Purchase Agreement presented in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The securities will be issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D thereunder. In connection with the Purchasers’ execution of the Purchase Agreement, the Purchasers represented to us that they are each an “accredited investor” as defined in Regulation D of the Securities Act and that the securities to be purchased by them will be acquired solely for their own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law. Such securities shall not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares of common stock contain a legend stating the same.

Item 8.01. Other Events

Press Releases

On October 7, 2024, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 9, 2024, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Form of Securities Purchase Agreement
10.2	Form of Series A Warrant
10.3	Form of Series B Warrant
10.4	Form of Registration Rights Agreement
10.5	Form of Prefunded Warrant
10.6	Placement Agent Agreement
99.1	Press Release dated October 7, 2024
99.2	Press Release dated October 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc. a Delaware corporation

Dated: October 10, 2024	By:	/s/ David Gandini
David Gandini, Chief Executive Officer

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